EXHIBIT 24.1

                            CONSENT OF COUNSEL

     We hereby consent to the use of our name wheresoever set forth in this Registration Statement (SB-2).



                              /s/ Hollenberg Levin Solomon Ross & Belsky, LLP
                                  -----------------------------------------
                                  Hollenberg Levin Solomon Ross & Belsky, LLP

Garden City, New York
October 26, 1995